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                                                                     Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-8833 and 33-78340) pertaining to the 1987 and 1994 Stock Option Plans of OptimumCare Corporation of our report dated March 18, 1996, with respect to the financial statements and schedule of OptimumCare Corporation included in the Annual Report, as amended, (Form 10K/A) for the year ended December 31, 1995.

                                             Ernst & Young LLP

Orange County, California
January 16, 1997